Exhibit 99.1

NCR Announces Blackstone Agreement, Updates Guidance and

Announces Additional Share Repurchase Authorization

DULUTH, GA—(BUSINESS WIRE)—March 13, 2017—NCR Corporation (NYSE: NCR) today announced that it has entered into an agreement with Blackstone (NYSE: BX), under which Blackstone is granted an early release from its lockup to sell a portion of its holdings to allow it to recoup its investment, while at the same time extending the lockup period on the remainder of that investment. The transaction, which will increase NCR’s planned 2017 share repurchases, is expected to deliver value to NCR stockholders and further optimize the Company’s capital structure.

“Given that Blackstone’s lock-up period for its perpetual convertible preferred shares is set to expire in early June, and as our common stock is approaching the mandatory 2018 conversion price of $54 for those preferred shares, we recently engaged with Blackstone on options for their investment,” said NCR Chairman and CEO Bill Nuti. “In a win-win solution, we have agreed to provide Blackstone with an early release to sell 49% of its holdings, or approximately 14.4 million shares on an as converted basis.” As part of the transaction, Blackstone will convert 90,000 of their convertible preferred shares into approximately 3 million shares of common stock, and NCR will repurchase those shares as part of its ongoing buyback programs. Nuti added, “This transaction is more accretive to our stockholders than further open market purchases, eliminates the ongoing dividend costs on the preferred shares, is accretive to EPS, and reduces our financial leverage.”

“We are pleased to continue to partner with NCR and are absolutely committed to the ongoing success of the company. After this transaction, we will continue to own close to our original investment amount in the company, at over $720 million,” said Greg Blank, Managing Director, Private Equity, at Blackstone. “Given the strong partnership between Blackstone and NCR, Blackstone is extending the lockup on our remaining 51% stake by another six months to December 1, 2017, and we will continue to have two seats on the NCR Board of Directors.”

Updating Guidance; EPS Effect

The Company is increasing full year non-GAAP EPS guidance by $0.02 due to the accretive nature of the transaction to $3.27 to $3.37, up from previous guidance of $3.25 to $3.35. The full year GAAP EPS is expected to be lower by approximately $0.10 and the first quarter GAAP EPS is expected to be lower by approximately $0.50 due to the one-time non-cash accounting impact of the redemption of the preferred shares. The Company does not expect this change to impact its first quarter non-GAAP EPS guidance, which is reaffirmed. Excluded from the full year and first quarter GAAP EPS guidance is the potential one-time accounting impact associated with the modification to the lock-up period. Therefore, the Company believes that a reconciliation of non-GAAP EPS to its most directly comparable GAAP financial measure, GAAP EPS, is not meaningful or available without unreasonable effort. All other previous guidance is reaffirmed.

Share Repurchase Programs

NCR has repurchased approximately 4.4 million shares of its common stock for approximately $204 million thus far in 2017 under its previously disclosed authorized share repurchase programs. As part of this transaction, NCR plans to increase its planned 2017 share repurchases to approximately $350 million from the previous $300 million.

Additionally, on March 12, 2017, the Company’s board of directors authorized a new $300 million share repurchase program to succeed its 2016 program, under which no availability will remain following the repurchase of shares from Blackstone. The timing and amount of any repurchases under the new program will depend upon market conditions. Repurchases under the new program may be made from time to time in the open market, private transactions, accelerated stock repurchase programs, issuer self-tenders or otherwise, and may be discontinued at any time.

Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, including the consummation of the expected share repurchase described herein, are examples of forward-looking statements. The forward-looking statements in this release include statements about NCR’s financial guidance for 2017 (including the section entitled “Updating Guidance; EPS Effect”). Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including difficulties or delays in, or the inability to, close the share repurchase described herein, those factors relating to: domestic and global economic and credit conditions including, in particular, those resulting from uncertainty in the Chinese economy, economic sanctions against Russia, the determination by Britain to exit the European Union and further potential changes in Eurozone participation, the potential for changes to global or regional trade agreements or the imposition of protectionist trade policies, and the imposition of import or export tariffs or border adjustments; the impact of our indebtedness and its terms on our financial and operating activities; the impact of the terms of our strategic relationship with Blackstone and our Series A Convertible Preferred Stock; the transformation of our business model and our ability to sell higher-margin software and services; the possibility of disruptions in or problems with our data center hosting facilities; cybersecurity risks and compliance with data privacy and protection requirements; foreign currency fluctuations; our ability to successfully introduce new solutions and compete in the information technology industry; our ability to improve execution in our sales and services organizations; defects or errors in our products; manufacturing disruptions; collectability difficulties in subcontracting relationships in Emerging Industries; the historical seasonality of our sales; the availability and success of acquisitions, divestitures and alliances, including the divestiture of our Interactive Printer Solutions business; our pension strategy and underfunded pension obligation; the success of our restructuring plans and cost reduction initiatives; tax rates; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents that we file or furnish with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About NCR Corporation

NCR Corporation (NYSE: NCR) is the global leader in omni-channel solutions, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables nearly 550 million transactions daily across the financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier. NCR is headquartered in Duluth, Georgia with over 32,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com

Twitter: @NCRCorporation

Facebook: www.facebook.com/ncrcorp

LinkedIn: http://linkd.in/ncrgroup

YouTube: www.youtube.com/user/ncrcorporation

News Media Contact

Scott Sykes

NCR Corporation

212.589.8428

scott.sykes@ncr.com

Investor Contact

Michael Nelson

NCR Corporation

678.808.6995

michael.nelson@ncr.com

Non-GAAP Financial Measures

While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Diluted EPS (non-GAAP). NCR’s diluted earnings per share (non-GAAP) is determined by excluding pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles, from NCR’s GAAP earnings per share.

Due to the non-operational nature of these pension and other special items, NCR’s management uses this non-GAAP measure to evaluate year-over-year operating performance. NCR also uses diluted EPS (non-GAAP) to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes this measure is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with NCR’s past reports of financial results.

NCR’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.